UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 To

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Eagle Rock Road, Ste 403,
Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

Milestone Scientific Inc. is filing this Amendment No. 1 on Form 8-K/A (Amendment No. 1) (this “Form 8-K Amendment”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2026 (the “Original Form 8-K”) solely to include Exhibit 10.1 and modify the address on the cover page, the title of the authorized signatory and Exhibit number. The Original Form 8-K inadvertently omitted the Exhibit, which was described in (but not filed with) the Original Form 8-K and included an incorrect address and an incorrect title of the authorized signatory. While Exhibit 10.1 includes a January 13, 2026 date, the cover page refers to January 15, 2026 as the parties executed the subject document (and the requisite stockholder approval was obtained) on such date. No other items or disclosures in the Original Form 8-K are being amended with this Form 8-K Amendment.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Memorandum of Understanding, by and between Innovest S.p.A. and Milestone Scientific Inc., dated June 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: February 4, 2026	By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer